UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): April 16, 2015

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into A Material Definitive Agreement.
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES

Item 1.01.	Entry into a Material Definitive Agreement.

On April 16, 2015, Unified Grocers, Inc. (the “Company” or “Seller”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with AmTrust Financial Services, Inc. (“AmTrust” or the “Buyer”) pursuant to which, among other things, the Seller agreed to sell to the Buyer, and the Buyer agreed to purchase from the Seller, all of the outstanding shares of the Company’s wholly owned subsidiary, Unified Grocers Insurance Services (the “Agency”). The Agency owns all of the outstanding shares of the capital stock of Springfield Insurance Company (“SIC”) and Springfield Insurance Company Limited (Bermuda) (“SICL,” and collectively with the Agency and SIC, the “Acquired Companies”).

The Stock Purchase Agreement also provides that at the closing, the Buyer and the Seller will enter into a Master Services Agreement, pursuant to which, among other things, each party will provide the other with certain services relating to the business of the Acquired Companies.

Pursuant to the Stock Purchase Agreement, AmTrust has agreed to pay the Company a cash purchase price for the Acquired Companies as of the closing date at an agreed discount to the Tangible Book Value (“TBV”). The TBV is calculated as defined in the Stock Purchase Agreement. At the closing of the proposed sale, the Buyer will pay an estimated purchase price. Within 90 days after the closing, the Buyer will deliver to the Seller a closing statement including its calculation of the closing date TBV, and once that closing statement has been finalized in accordance with the procedures in the Stock Purchase Agreement, the final purchase price will be adjusted to reflect any discrepancy between the estimated TBV and the final TBV.

The Buyer has also agreed to pay the Company an annual payment following each of the first five years (ended December 31) of the term of the Master Services Agreement (each, an “Earn-Out Payment”). Each Earn-Out Payment will be equal to four and one-half percent (4.5%) of gross written premium in respect of each of these first five years. For purposes of such payments, gross written premium will be based on premiums written on or attributable to all insurance policies purchased during the applicable year by members or customers of the Company, issued by SIC or SICL or any other affiliate of Buyer, to the extent that such policies were purchased from or through the Agency or by a different sales channel if there is a change in Agency.

The obligation of each of the parties to consummate the transactions contemplated by the Stock Purchase Agreement is subject to the satisfaction of the conditions to closing set forth in the Stock Purchase Agreement, including the receipt of consents, authorizations and approvals required from applicable governmental authorities, the absence of any legal prohibition on the consummation of the transactions contemplated by the Stock Purchase Agreement, the accuracy as of the closing date of the parties’ representations and warranties to each other and other conditions.

The Stock Purchase Agreement contains representations, warranties and other undertakings which the Company believes are customary for transactions of this type.

The Stock Purchase Agreement may be terminated at any time prior to the closing date of the sale by the written agreement of Buyer and Seller, or by either Buyer or Seller by notice to the other party if the closing of the sale does not occur on or before March 31, 2016. If the Stock Purchase Agreement is terminated based on Section 6.1, “Termination,” of the Stock Purchase Agreement, the Stock Purchase Agreement shall become void and of no effect without liability of any party.

The foregoing description of the terms and conditions of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by the Stock Purchase Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On April 22, 2015, the Company issued a press release announcing that it had entered into the agreements described in Item 1.01. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by this reference.

The information furnished in Item 7.01 of this Report, including the exhibit incorporated by reference, will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be deemed incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report. The furnishing of the information in Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Report contains is material investor information that is not otherwise publicly available. In addition, the Company undertakes no duty or obligation to publicly update or revise the information included in this Item 7.01.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Stock Purchase Agreement by and between Unified Grocers, Inc. and AmTrust Financial Services, Inc. dated as of April 16, 2015.

99.2	Press release issued by Unified Grocers, Inc. on April 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2015	UNIFIED GROCERS, INC.

	By	/s/ Richard J. Martin
Richard J. Martin
Executive Vice President, Finance and Administration and Chief Financial Officer